KIRKPATRICK & LOCKHART LLP
                          1800 MASSACHUSETTS AVENUE, N.W.
                                    2ND FLOOR
                              WASHINGTON, DC 20036

                            TELEPHONE (202) 778-9000
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                                   www.kl.com


                                  May 28, 1999

Legg Mason Investors Trust, Inc.
100 Light Street
Baltimore, MD 21202

Dear Sir or Madam:

      We hereby consent to the incorporation by reference of our opinions dated August 2, 1993, June 12, 1996 and May 22, 1998, regarding certain matters in connection with the issuance of shares by Legg Mason American Leading Companies Trust, Legg Mason Balanced Trust and Legg Mason U.S. Small-Capitalization Value Trust, respectively, each a separate series of shares of Legg Mason Investors Trust, Inc. ("Company"), in Post-Effective Amendment No. 11 to the Company's Registration Statement, to be filed with the Securities and Exchange Commission on May 28, 1999. We also consent to the reference to our firm under the caption "The Corporation's Legal Counsel" in the Statement of Additional Information.

                                   Sincerely,

                                          KIRKPATRICK & LOCKHART LLP

                                          By: /s/ Arthur C. Delibert
                                              --------------------------
                                                  Arthur C. Delibert